UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 9, 2021

Redfin Corporation
(Exact name of registrant as specified in its charter)

Delaware		001-38160	74-3064240
(State or other jurisdiction of incorporation or organization)		(Commission File Number)	(I.R.S. Employer Identification No.)

1099 Stewart Street	Suite 600
Seattle	WA		98101
(Address of principal executive offices)			(Zip Code)

(206)	576-8333
Registrant's telephone number, including area code

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	RDFN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 9, 2021, we held our annual meeting of stockholders, where our stockholders voted on the following proposals:

Proposal 1 - Election of Directors. Our stockholders elected Austin Ligon, David Lissy, and James Slavet as Class I directors based on the following results.

	For	Withhold	Broker Non-Vote
Austin Ligon	61,960,118	8,802,438	14,917,067
David Lissy	61,922,184	8,840,372	14,917,067
James Slavet	61,894,037	8,868,519	14,917,067

Proposal 2 - Advisory Vote on Named Executive Officer Compensation. Our stockholders approved, on an advisory basis, the 2020 compensation of our named executive officers based on the following results.

For	Against	Abstain	Broker Non-Vote
70,215,862	447,140	99,554	14,917,067

Proposal 3 - Ratification of the Appointment of Deloitte & Touche LLP ("Deloitte"). Our stockholders ratified the appointment of Deloitte as our independent registered public accounting firm for 2021 based on the following results.

For	Against	Abstain
85,422,602	115,261	141,760

Proposal 4 - Shareholder Proposal Regarding Majority Voting in Uncontested Director Elections. Our stockholders approved a shareholder proposal regarding majority voting in uncontested director election based on the following results.

For	Against	Abstain	Broker Non-Vote
69,229,344	1,334,401	198,811	14,917,067

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Redfin Corporation
(Registrant)

Date: June 10, 2021	/s/ Chris Nielsen
Chris Nielsen Chief Financial Officer